A-94/8, Wazirpur Industrial Area, Main Ring Road, Delhi-110052 +91 11 45596689 Web : www.ajsh.in E-mail : info@ajsh.in

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in the registration statement under The Securities Act of 1933 i.e, Form S-1 of Miami Breeze Car Care, Inc. (the “Company”) of our report dated August 12, 2022, with respect to the Financial Statements of the Company for the period ended December 31, 2021 and the related notes to the financial statements.

AJSH & Co LLP

New Delhi, India

August 12, 2022